UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2020

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
 400 Professional Drive, Suite 400,
Gaithersburg, Maryland 20879
(Address of principal executive offices, including zip code)

(240) 631-3200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	EBS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01. Entry Into a Material Definitive Agreement.

On May 30, 2020, Emergent BioSolutions Inc. (including its wholly owned subsidiaries, “Emergent”), through its wholly owned subsidiary, Emergent Manufacturing Operations Baltimore LLC, was awarded a task order (the “Task Order”) issued by the Biomedical Advanced Research and Development Authority (“BARDA”), an agency under the Office of the Assistant Secretary for Preparedness and Response (“ASPR”) at the U.S. Department of Health and Human Services (“HHS”), in the aggregate amount of $628,250,000 to ensure capacity reservation and expansion for manufacturing of third-party COVID-19 vaccines at various Emergent sites.

The Task Order was issued under the Center for Innovation in Advanced Development and Manufacturing (“CIADM”) Contract (HHS Contract No. O100201200004I), that was previously awarded to Emergent by BARDA on June 5, 2012 (the “Contract”). The Contract was entered into as part of the HHS’ public-private partnerships that share facility construction costs to facilitate medical countermeasures (“MCM”) product development and ensure domestic vaccine manufacturing surge capacity. Emergent’s Bayview facility in Baltimore, Maryland was designated as a CIADM under the Contract. The Contract includes a multi-year base period and additional annual options, including the issuance of project specific task orders like the Task Order.

The award under the Task Order is targeted to fund the deployment of Emergent’s contract development and manufacturing operations (“CDMO”) capacities, capabilities, and expertise to support the U.S. Government’s efforts to accelerate delivery of COVID-19 vaccines under Operation Warp Speed. Under the provisions of the Task Order and a related technical modification of the Contract, out of the total amount of $628,250,000 awarded, $542,750,000 is allotted for CDMO capacity reservation at Emergent’s drug substance manufacturing facility in Bayview as well as its Camden and Rockville drug product fill/finish manufacturing facilities, in Baltimore and Rockville, Maryland, respectively. The remaining $85,500,000 is designated for accelerating the expansion of Emergent’s viral and non-viral drug product fill/finish capabilities at the Camden and Rockville manufacturing sites.

The preceding description of the Task Order and Contract does not purport to be complete and is qualified in its entirety by reference to the Task Order and Contract, which are expected to be filed as exhibits to Emergent’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020.

Item 7.01. Regulation FD Disclosure.

On June 1, 2020, Emergent issued a press release related to the award of the Task Order, a copy of which is furnished hereto as Exhibit 99.

Item 9.01.  Financial Statements and Exhibits.
(d)       Exhibits.

Exhibit No.	Description
99	Press release issued by Emergent on June 1, 2020.
101
Emergent BioSolutions Inc. Current Report on Form 8-K, dated May 30, 2020, formatted in XBRL (Extensible Business Reporting Language): Cover Page. The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

104	Cover Page Interactive Data File -- (formatted as Inline XBRL and contained within Exhibit 101).

Safe Harbor Statement

This Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding the total potential realizable value of the Task Order and the timing of any of the underlying deliverables, and any other statements containing the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” and similar expressions, are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this Form 8-K, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause Emergent’s actual results to differ materially from those indicated by such forward-looking statements, including the availability of funding for our U.S. government grants and contracts, decisions by BARDA/ASPR/HHS to exercise any options under the Task Order and the Contract and our manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: June 1, 2020	By:	/s/ RICHARD S. LINDAHL
Name:Richard S. Lindahl Title: Executive Vice President, Chief Financial Officer and Treasurer